EXHIBIT 10.31

                                                                 Execution Copy



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                                CREDIT AGREEMENT

                                   dated as of

                                  JULY 31, 2000

                                     between

                            LIBERTY ELECTRIC PA, LLC


                          The BANK LENDERS Party Hereto


                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent



                                  $168,500,000







===============================================================================

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----


     ARTICLE I.     DEFINITIONS.............................................1

 SECTION 1.01.  DEFINED TERMS...............................................1
 SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS......................1
 SECTION 1.03.  TERMS GENERALLY.............................................1

     ARTICLE II.    THE CREDITS.............................................1

 SECTION 2.01.  LOANS AND BORROWINGS........................................1
 SECTION 2.02.  NOTICE OF BORROWING.........................................1
 SECTION 2.03.  LETTERS OF CREDIT...........................................1
 SECTION 2.04.  FUNDING OF BORROWINGS.......................................1
 SECTION 2.05.  INTEREST ELECTIONS..........................................1
 SECTION 2.06.  TERMINATION AND REDUCTION OF THE COMMITMENTS................1
 SECTION 2.07.  REPAYMENT OF LOANS; EVIDENCE OF DEBT........................1
 SECTION 2.08.  PREPAYMENT OF LOANS.........................................1
 SECTION 2.09.  FEES........................................................1
 SECTION 2.10.  INTEREST....................................................1
 SECTION 2.11.  ALTERNATE RATE OF INTEREST..................................1
 SECTION 2.12.  INCREASED COSTS.............................................1
 SECTION 2.13.  BREAK FUNDING PAYMENTS......................................1
 SECTION 2.14.  TAXES.......................................................1
 SECTION 2.15.  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
                SET-OFFS....................................................1
 SECTION 2.16.  MITIGATION OBLIGATIONS; REPLACEMENT OF BANK LENDERS.........1

     ARTICLE III.   MISCELLANEOUS...........................................1

 SECTION 3.01.  NOTICES.....................................................1
 SECTION 3.02.  EXPENSES; INDEMNITY.........................................1
 SECTION 3.03.  SUCCESSORS AND ASSIGNS......................................1
 SECTION 3.04.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS....................1
 SECTION 3.05.  SEVERABILITY................................................1
 SECTION 3.06.  GOVERNING LAW; JURISDICTION; ETC............................1
 SECTION 3.07.  WAIVER OF JURY TRIAL........................................1
 SECTION 3.08.  HEADINGS....................................................1
 SECTION 3.09.  SERVICE OF PROCESS..........................................1


SCHEDULE I - Commitments
SCHEDULE II - Amortization Schedule
SCHEDULE III - Drawdown Schedule

          CREDIT AGREEMENT dated as of July 31, 2000 (the "AGREEMENT") among LIBERTY ELECTRIC PA, LLC, a special purpose limited liability company formed under the laws of the State of Delaware (the "BORROWER"), the BANK LENDERS party hereto (the "BANK LENDERS") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "ADMINISTRATIVE AGENT") for and on behalf of the Bank Lenders identified in Schedule 1 hereto.

          The Borrower, Liberty Electric Power, LLC, the Lenders (as defined in the Master Agreement) and the Chase Manhattan Bank as Administrative Agent are parties to a Master Agreement of even date hereof (the "MASTER AGREEMENT") under which the Borrower has requested the Lenders (including the Bank Lenders) to make loans and or provide letters of credit to it as described more particularly in the Master Agreement and, inter alia, this Credit Agreement. The Bank Lenders are prepared to make such Loans and/or provide the Letters of Credit referred to below upon the terms and conditions of the Master Agreement and this Credit Agreement, and, accordingly, the parties hereto agree as follows:


                             ARTICLE I. DEFINITIONS


          SECTION 1.01. DEFINED TERMS.

Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning assigned to them in the Master Agreement. In addition, as used in this Agreement, the following terms have the meanings specified below:


          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ADJUSTED LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period MULTIPLIED BY (b) the Statutory Reserve Rate.

          "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE PERCENTAGE" means (a) with respect to any Bank Lender under the Debt Service Reserve Facility or the Working Capital Facility for purposes of Sections 2.03 or in respect of any indemnity claim under Section 3.02(a) arising out of an action or omission of the Issuing Bank under this Agreement, the percentage of the Working Capital Commitments represented by such Bank Lender's Working Capital Commitment, and (b) with respect to any Bank Lender in respect of any indemnity claim under Section 3.02(a) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans under all Facilities hereunder represented by the aggregate amount of such Bank Lender's Commitments or Loans of all Facilities hereunder. If the Commitments hereunder have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "APPLICABLE RATE" means, for any day, with respect to any ABR Loan or LIBOR Loan, or with respect to the commitment fees and letter of credit fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR/LIBOR Spread", "Commitment Fee Rate" or "Letter of Credit Fee Rate", respectively, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


       Facility                  ABR/LIBOR Spread                     Commitment Fee Rate     Letter of Credit Fee Rate
                        The ABR Spread will be the higher
                        of (i) zero and (ii) 100 basis
                        points less than the LIBOR
                        Spreads for each period under
                        each Facility as listed below

TRANCHE A LOANS AND     Prior to the                                  0.375%                   N/A
COMMITMENTS             Conversion Date                = 1.250%
                        From and including the
                        Conversion Date until the
                        third anniversary thereof      = 1.250%
                        From and including the
                        third anniversary of the
                        Conversion Date until the
                        sixth anniversary of the
                        Conversion Date                = 1.375%
                        From and including the sixth
                        anniversary of the Conversion
                        Date until the termination
                        in full of the Commitments and
                        payment in full of the Loans   = 1.625%

WORKING CAPITAL LOANS   Prior to the                                  0.375%                 Prior to the
AND COMMITMENTS         Conversion Date                = 1.250%                              Conversion Date               = 1.250%
                        From and including the                                               From and including the
                        Conversion Date until the                                            Conversion Date until
                        third anniversary thereof      = 1.250%                              the third anniversary thereof = 1.250%
                        From and including the                                               From and including the
                        third anniversary of the                                             third anniversary of the
                        Conversion Date until the                                            Conversion Date until the
                        termination in full of the                                           termination in full of the
                        Commitments and the                                                  Commitments and the
                        payment in full of the                                               payment in full of the
                        Loans                          = 1.375%                              Loans                          = 1.375

DEBT SERVICE RESERVE    Prior to the                                 0.375%                  Prior to the
LOANS AND COMMITMENTS   Conversion Date               = 1.250%                               Conversion Date                = 1.250%
                        From and including the                                               From and including the
                        Conversion Date until the                                            Conversion Date until
                        third anniversary thereof     = 1.250%                               the third anniversary thereof  = 1.250%
                        From and including the                                               From and including the
                        third anniversary of the                                             third anniversary of the
                        Conversion Date until Debt                                           Conversion Date until the
                        Service Reserve Maturity Date = 1.375%                               termination in full of the
                        From and including the Debt                                          Commitments and the
                        Service Reserve Maturity                                             payment in full of the
                        Date until the payment                                               Loans                          = 1.375
                        in full of the Loans          = 1.625%
                        A3/A- or higher               = 0.750%
EQUITY BRIDGE LOANS     Baa1/BBB+                      = 0.875%    A3/A- or higher =0.200%    N/A
AND COMMITMENTS         Baa2/BBB                       = 1.000%    Baa1/BBB+  = 0.2500%
                        Baa3/BBB- or lower             = 1.250%    Baa2/BBB   = 0.300%
                                                                   Baa3/BBB- or lower= 0.375%


          The commitment fee rate and spread for the Equity Bridge Loan Commitments vary as set forth above depending on the weighted average of the rating of the Index Debt of the guarantors guaranteeing the Members' Equity Contribution under the Equity Contribution Agreement. The first rating refers to the rating provided by Moody's, the second, to the rating provided by S&P. For so long as the Columbia Energy Group is the guarantor under the Equity Contribution Agreement the first mentioned commitment fee rate and spread shall apply.

          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating of Baa3/BBB-, as applicable; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within two different rating levels listed above, the Applicable Rate shall be based on the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Bank Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

          "BORROWING" means Loans under the same Facility and Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

          "DEBT PAYMENT ACCOUNT" has the meaning assigned to such term in the Disbursement Agreement.

          "DEBT SERVICE RESERVE AVAILABILITY PERIOD" means the period from and including the date hereof to but excluding the Debt Service Reserve Maturity Date.

          "DEBT SERVICE RESERVE COMMITMENT" means, with respect to each Bank Lender, the commitment, if any, of such Bank Lender to acquire participations in Letters of Credit issued under the Debt Service Reserve Facility or to make Debt Service Reserve Loans, expressed as an amount representing the maximum aggregate amount of such Bank Lender's Debt Service Reserve Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 3.2, 3.3 or
9.1 of the Master Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Bank Lender pursuant to Section 12.4 of the Master Agreement and Section 3.03 of this Agreement. The initial amount of each Bank Lender's Debt Service Reserve Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Bank Lender shall have assumed its Debt Service Reserve Commitment, as applicable. The initial aggregate amount of the Bank Lenders' Debt Service Reserve Commitments is $17,500,000.

          "DEBT SERVICE RESERVE EXPOSURE" means, with respect to any Bank Lender at any time the sum of the outstanding principal amount of such Bank Lender's Debt Service Reserve Loans and its LC Exposure at such time under the Debt Service Reserve Facility.

          "DEBT SERVICE RESERVE MATURITY DATE" means the date that is the earlier of seven (7) years after the Closing Date and the date that is five (5) years after the Conversion Date.

          "EQUITY BRIDGE LOAN COMMITMENT" means, with respect to each Bank Lender, the commitment, if any, of such Bank Lender to make Equity Bridge Loans, as such commitment may be (a) reduced from time to time pursuant to Sections 3.2, 3.3 or 9.1 of the Master Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Bank Lender pursuant to Section
12.4 of the Master Agreement and/or Section 3.03 of this Agreement. The initial amount of each Bank Lender's Equity Bridge Loan Commitment is set forth on
Schedule I, or in the Assignment and Acceptance pursuant to which such Bank Lender shall have assumed its Equity Bridge Loan Commitment, as applicable. The initial aggregate amount of the Bank Lenders' Equity Bridge Loan Commitments is $41,000,000.

          "EQUITY BRIDGE LOAN FACILITY" means the $41,000,000 equity bridge loan facility provided by the Bank Lenders under the Credit Agreement.

          "EQUITY BRIDGE LOAN MATURITY DATE" means the date that is earlier of
(i) the Conversion Date and (ii) the Date Certain.

          "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Bank Lender, either Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Bank Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any withholding tax that is imposed on amounts payable to such Foreign Bank Lender at the time such Foreign Bank Lender becomes a party to this Agreement or is attributable to such Foreign Bank Lender's failure or inability to comply with Section 2.14(e), except to the extent that such Foreign Bank Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a).

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FOREIGN BANK LENDER" means any Bank Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

          "INDEX DEBT" means, with respect to any Person, senior, unsecured, long-term indebtedness for borrowed money of such Person that is not guaranteed by any other Person or subject to any other credit enhancement.

          "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

          "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "INTEREST PERIOD" means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a LIBOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "ISSUING BANK" means Chase, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.03(j).

          "LC DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC EXPOSURE" means, at any time under a Facility, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time under such Facility PLUS (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time under such Facility. The LC Exposure of any Bank Lender at any time under such Facility shall be its Applicable Percentage of the total LC Exposure at such time under such Facility.

          "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

          "LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, (a) the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service identified by the British Bankers Association, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, or (b) in the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such LIBOR Borrowing for such Interest Period shall be the arithmetic average of the rates (rounded upwards, if necessary, to the next 1/100 of 1%) at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIBOR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document.

          "PARTICIPANT" has the meaning assigned to such term in Section 3.03(c) of the Credit Agreement.

          "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "QUARTERLY DATES" means each April 15, July 15, October 15 and January 15 or, if such a date is not a Business Day, the Business Day immediately following such date.

          "REPAYMENT DATES" means each April 15, July 15, October 15 or January 15 in each year commencing on the first such date occurring no less than three
(3) months after the Conversion Date and continuing thereafter until the Tranche A Loan Maturity Date or, if in any such case, such date is not a Business Day, then the Business Day immediately following such date.

          "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Chase is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "TRANCHE A LOAN COMMITMENT" means, with respect to each Bank Lender, the commitment, if any, of such Bank Lender to make Tranche A Loans, as such commitment may be (a) reduced from time to time pursuant to Sections 3.2, 3.3 or
9.1 of the Master Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Bank Lender pursuant to Section 12.4 of the Master Agreement or Section 3.03 of this Agreement. The initial amount of each Bank Lender's Tranche A Loan Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Bank Lender shall have assumed its Tranche A Loan Commitment, as applicable. The initial aggregate amount of the Bank Lenders' Tranche A Loan Commitments is $105,000,000.

          "TRANCHE A LOAN MATURITY DATE" means the earlier of October 1, 2012 and the Repayment Date which occurs within 2 Business Days of the date which is nine (9) years and nine (9) months after the first Repayment Date under the Tranche A Facility.

          "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "WORKING CAPITAL AVAILABILITY PERIOD" means the period from and including the date hereof to but excluding the Working Capital Maturity Date.

          "WORKING CAPITAL COMMITMENT" means, with respect to each Bank Lender, the commitment, if any, of such Bank Lender to make Working Capital Loans and to acquire participations in Letters of Credit issued under the Working Capital Facility, expressed as an amount representing the maximum aggregate amount of such Bank Lender's Working Capital Exposure hereunder, as such commitment may be
(a) reduced from time to time pursuant to Sections 3.2, 3.3 or 9.1 of the Master Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Bank Lender pursuant to Section 12.4 of the Master Agreement and
Section 3.03 of this Agreement. The initial amount of each Bank Lender's Working Capital Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Bank Lender shall have assumed its Working Capital Commitment, as applicable. The initial aggregate amount of the Bank Lenders' Working Capital Commitments is $5,000,000.

          "WORKING CAPITAL EXPOSURE" means, with respect to any Bank Lender at any time, the sum of the outstanding principal amount of such Bank Lender's Working Capital Loans and its LC Exposure under the Working Capital Facility at such time.

          "WORKING CAPITAL LETTER OF CREDIT" means a Letter of Credit issued under the Working Capital Facility.

          "WORKING CAPITAL LOAN" means a working capital loan made pursuant to
Section 3.1(e) of the Master Agreement.

          "WORKING CAPITAL MATURITY DATE" means the date that is the earlier of the date seven (7) years after the Closing Date and the date five (5) years after the Conversion Date.


          SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS.

For purposes of this Agreement, Loans may be classified and referred to by Facility (e.g., a "TRANCHE A LOAN", a "WORKING CAPITAL LOAN" or a "EQUITY BRIDGE LOAN") or by Type (e.g., a "LIBOR LOAN") or by Facility and Type (e.g., a "LIBOR WORKING CAPITAL LOAN"). Borrowings also may be classified and referred to by Facility (e.g., a "TRANCHE A LOAN BORROWING") or by Type (e.g., a "LIBOR BORROWING") or by Facility and Type (e.g., a "LIBOR TRANCHE A LOAN BORROWING").

          SECTION 1.03. TERMS GENERALLY.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


                            ARTICLE II. THE CREDITS


          SECTION 2.01. LOANS AND BORROWINGS.

          (a) THE LOANS. Subject to the terms and conditions set forth herein and in the Master Agreement, each Bank Lender severally agrees to make the Tranche A Loans, the Equity Bridge Loans, the Debt Service Reserve Loans and the Working Capital Loans to the extent more particularly described in Sections 3.1(a), (c), (d) and (e) respectively, of the Master Agreement.

          (b) OBLIGATIONS OF BANK LENDERS. Each Loan hereunder shall be made as part of a Borrowing consisting of Loans of the same Facility and Type made by the Bank Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Bank Lender to make any Loan required to be made by it shall not relieve any other Bank Lender of its obligations hereunder; PROVIDED that the Commitments of the Bank Lenders are several and no Bank Lender shall be responsible for any other Bank Lender's failure to make Loans as required.

          (c) TYPE OF LOANS. Subject to Section 2.11, each Borrowing shall be composed entirely of ABR Loans or LIBOR Loans as the Borrower may request in accordance herewith. Each Bank Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Bank Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of such Bank Lender to fund the LIBOR Loan, the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or the cost to the Borrower of such Loan.

          (d) MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS. With respect to any Borrowing made under the Tranche A Facility or the Equity Bridge Loan Facility, at the commencement of each Interest Period for any LIBOR or ABR Borrowing, such Borrowing shall be in an aggregate amount of $500,000 or a larger multiple of $100,000 in excess of $500,000 or, to the extent that the remaining Commitments outstanding under the applicable Facility are less than $500,000, such lesser amount. With respect to any Borrowing made under the Working Capital Facility or the Debt Service Reserve Facility, at the commencement of each Interest Period for any LIBOR or ABR Borrowing, such Borrowing shall be in an aggregate amount of $300,000 or a larger multiple of $100,000 in excess of $300,000 or, to the extent that the remaining Commitments under the Working Capital Facility are less than $300,000, such lesser amount; PROVIDED, however, that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments under the applicable Facility or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(f). Borrowings of more than one Type and Facility may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of four LIBOR Borrowings outstanding.

          (e) LIMITATIONS ON LENGTHS OF INTEREST PERIODS. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a LIBOR Borrowing: (i) any Equity Bridge Loan Borrowing if the Interest Period requested with respect thereto would end after the Equity Bridge Loan Maturity Date; (ii) any Working Capital Loan Borrowing if the Interest Period requested with respect thereto would end after the Working Capital Maturity Date; (iii) any Debt Service Reserve Loan Borrowing if the Interest Period requested with respect thereto would end after the Debt Service Reserve Maturity Date or (iv) any Tranche A Loan Borrowing if the Interest Period therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche A Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche A Loans permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date.


          SECTION 2.02. NOTICE OF BORROWING.

To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by providing a Notice of Borrowing in the form attached as Exhibit F to the Master Agreement (a) in the case of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; PROVIDED that any such notice of an ABR Debt Service Reserve Loan Borrowing or an ABR Working Capital Loan Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Notice of Borrowing shall be irrevocable and shall specify the following information in compliance with Section 2.01:

               (i) whether the requested Borrowing is to be a Tranche A Loan Borrowing, an Equity Bridge Loan Borrowing, a Debt Service Reserve Loan Borrowing or a Working Capital Loan Borrowing;

               (ii) the aggregate amount of the requested Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) whether such Borrowing is to be an ABR Borrowing or a LIBOR Borrowing;

               (v) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Notice of Borrowing in accordance with this Section, the Administrative Agent shall advise each Bank Lender of the details thereof and of the amount of such Bank Lender's Loan to be made as part of the requested Borrowing.

The Borrower may only request two Borrowings per calendar month under the Tranche A Facility and the Equity Bridge Loan Facility collectively.

          SECTION 2.03. LETTERS OF CREDIT.

          (a) GENERAL. Subject to the terms and conditions set forth herein and in the Master Agreement, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Bank to issue, at any time and from time to time (i) with respect to the Debt Service Reserve Facility, as and from the Conversion Date until the Debt Service Reserve Maturity Date, and (ii) with respect to the Working Capital Facility, as and from the date which is six (6) months prior to the Scheduled Conversion Date until the Working Capital Maturity Date, Letters of Credit for its own account in such form as is acceptable to the Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Debt Service Reserve Commitment or the Working Capital Commitment, as applicable.

          (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL OR EXTENSION. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) under the Debt Service Reserve Facility or the Working Capital Facility, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, reimbursement renewal or extension) a notice requesting the issuance of a Letter of Credit under the applicable Facility, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (c) LIMITATIONS ON AMOUNTS. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without giving effect to the participations therein of the Bank Lenders pursuant to paragraph (e) of this Section) shall not exceed $17,500,000 under the Debt Service Reserve Facility or $5,000,000 under the Working Capital Facility, (ii) the total Working Capital Exposures shall not exceed the total Working Capital Commitments and (iii) the total Debt Service Reserve Exposures shall not exceed the total Debt Service Reserve Commitments.

          (d) EXPIRATION DATE. Each Letter of Credit issued under the Debt Service Reserve Facility or the Working Capital Facility shall expire on the Debt Service Reserve Maturity Date or the Working Capital Maturity Date, as applicable.

          (e) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under either the Debt Service Reserve Facility or the Working Capital Facility by the Issuing Bank, and without any further action on the part of the Issuing Bank or the Bank Lenders, the Issuing Bank hereby grants to each Bank Lender, and each Bank Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Bank Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of such Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, subject to the provisions of Section 2.03(c).

          In consideration and in furtherance of the foregoing, each Bank Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Bank, such Bank Lender's Applicable Percentage of each LC Disbursement made in connection with any Letter of Credit issued under the Working Capital Facility or the Debt Service Reserve Facility by the Issuing Bank promptly upon the request of the Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever in the same manner as provided in
Section 2.04 with respect to Loans made by such Bank Lender (and Section 2.04 shall apply, MUTATIS MUTANDIS, to such payment obligations of the Bank Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Bank Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Bank Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Bank Lenders and the Issuing Bank as their interests may appear in accordance with such Bank Lender's Applicable Percentage. Any payment made by a Bank Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit whether under the Debt Service Reserve Facility or the Working Capital Facility, the Borrower shall reimburse the Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, PROVIDED that, if such LC Disbursement is not less than $300,000, the Borrower may, subject to the conditions to borrowing set forth herein and in the Master Agreement, request in accordance with Section 2.02 that such payment be financed with an ABR Debt Service Reserve Loan Borrowing in the case of an LC Disbursement under the Debt Service Reserve Letter of Credit, or an ABR Working Capital Loan Borrowing in the case of an LC Disbursement under the Working Capital Letter of Credit, in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Debt Service Reserve Loan Borrowing or ABR Working Capital Loan Borrowing, as the case may be.

          If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Bank Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Bank Lender's Applicable Percentage thereof.

          (g) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements under the Debt Service Reserve Letter of Credit or any Working Capital Letter of Credit as provided in paragraph (f) of this Section (as well as any Borrowings made to the Borrower to reimburse any LC Disbursements in accordance with Section 2.03(f)) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          Neither the Administrative Agent, the Bank Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the respective Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by (i) the Issuing Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) the Issuing Bank's willful failure to pay under a Letter of Credit after the presentation to it by the beneficiary under the Letter of Credit of a certificate strictly complying with the terms and conditions of the Letter of Credit. The parties hereto expressly agree that:

               (i) the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

               (ii) the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

               (iii) this paragraph (g) shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

          (h) DISBURSEMENT PROCEDURES. The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by writing of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Bank Lenders with respect to any such LC Disbursement.

          (i) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Tranche A Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.10(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Bank, except that interest accrued on and after the date of payment by any Bank Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for account of such Bank Lender to the extent of such payment.

          (j) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Bank Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.09(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to include such successor or any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (k) CASH COLLATERALIZATION. If an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent, the Collateral Agent or the Required Lenders (in conjunction with a notice provided under Section 9.1 of the Master Agreement, or at any time thereafter) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Debt Payment Account an amount in cash equal to the aggregate LC Exposure as of such date under the Facilities PLUS any accrued and unpaid interest thereon PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 9.1 of the Master Agreement. Such deposit shall be held by the Administrative Agent in the Debt Payment Account as collateral in the first instance for the aggregate LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Intercreditor Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Bank Lenders in the Debt Payment Account and in any financial assets (as defined in the Uniform Commercial Code) or other property credited thereto.

          SECTION 2.04. FUNDING OF BORROWINGS.

          (a) FUNDING BY BANK LENDERS. Each Bank Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, (i) in the case of any Loan made on or after the Conversion Date, to the Revenue Account, (ii) in the case of any Loan made prior to the Conversion Date, to the Construction Account. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Construction Account or the Revenue Account, as applicable; PROVIDED that Debt Service Reserve Loan Borrowings or Working Capital Loan Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.03(f) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) PRESUMPTION BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Bank Lender prior to the proposed date of any Borrowing that such Bank Lender will not make available to the Administrative Agent such Bank Lender's share of such Borrowing, the Administrative Agent may assume that such Bank Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Bank Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then such Bank Lender and the Borrower severally agree, without duplication, to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Bank Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Bank Lender pays such amount to the Administrative Agent, then such amount shall constitute such Bank Lender's Loan included in such Borrowing.

          SECTION 2.05. INTEREST ELECTIONS.

          (a) ELECTIONS BY THE BORROWER FOR BORROWINGS. Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Bank Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) NOTICE OF ELECTIONS. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Notice of Borrowing would be required under Section 2.02 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such written Interest Election Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower.

          (c) INFORMATION IN INTEREST ELECTION REQUESTS. Each Interest Election Request shall specify the following information in compliance with Section 2.01:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBOR Borrowing; and

               (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request under any Facility requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) NOTICE BY THE ADMINISTRATIVE AGENT TO BANK LENDERS. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Bank Lender of the details thereof and of such Bank Lender's portion of each resulting Borrowing.

          (e) FAILURE TO ELECT; EVENTS OF DEFAULT. If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.06. TERMINATION AND REDUCTION OF THE COMMITMENTS.

          (a) SCHEDULED TERMINATION. Unless previously terminated, (i) the Equity Bridge Loan Commitments and the Tranche A Loan Commitments shall terminate on the Construction Stage Commitment Termination Date, (ii) the Working Capital Commitments shall terminate on the Working Capital Maturity Date; and (iv) the Debt Service Reserve Commitments shall terminate on the Debt Service Reserve Maturity Date.

          (b) VOLUNTARY TERMINATION OR REDUCTION. In accordance with Section 3.2 of the Master Agreement, the Borrower may at any time terminate, or from time to time reduce, the Commitments under any Facility; PROVIDED that the Borrower shall not terminate or reduce the Equity Bridge Loan Commitments, the Working Capital Commitments or the Debt Service Reserve Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.3 of the Master Agreement, the total Equity Bridge Loan Exposure, Working Capital Exposure or Debt Service Reserve Exposure would exceed the total Equity Bridge Loan Commitment, the total Working Capital Commitments or the total Debt Service Reserve Commitment, respectively.

          (c) NOTICE OF VOLUNTARY TERMINATION OR REDUCTION. In accordance with
Section 3.2 of the Master Agreement, the Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under any Facility under paragraph (b) of this Section. Promptly following receipt of any notice, the Administrative Agent shall advise the Bank Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

          (d) EFFECT OF TERMINATION OR REDUCTION. Each reduction of the Commitments under any Facility shall be made ratably among the Bank Lenders in accordance with their respective Commitments under such Facility.

          SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

          (a) REPAYMENT. The Borrower hereby unconditionally promises to pay the Loans as follows:

               (i) to the Administrative Agent for account of the Bank Lenders the outstanding principal amount of the Equity Bridge Loans, the Working Capital Loans and the Debt Service Reserve Loans (to the extent such Debt Service Reserve Loans are made prior to the Debt Service Reserve Maturity
     Date) on the Equity Bridge Loan Maturity Date, the Working Capital Maturity Date and the Debt Service Reserve Maturity Date, respectively;

               (ii) to the Administrative Agent for the account of the Bank Lenders the outstanding principal amount of the Tranche A Loans on each Principal Payment Date set forth in the Amortization Schedule attached as
     Schedule II subject to adjustment pursuant to paragraph (b) of this Section).

In addition, to the extent there are Debt Service Reserve Loans made or outstanding on the Debt Service Reserve Maturity Date, the Borrower hereby unconditionally promises to pay such Debt Service Reserve Loans by paying to the Administrative Agent for the account of the Bank Lenders a percentage of such Debt Service Reserve Loans on each Principal Payment Date equal to the percentage of Tranche A Loans payable on such date (calculated by taking the amount of Tranche A Loans payable on such date as a percentage of all Tranche A Loans outstanding on the Debt Service Reserve Maturity Date).

          (b) ADJUSTMENT OF AMORTIZATION SCHEDULE. If the initial aggregate amount of the Tranche A Loan Commitments exceeds the aggregate principal amount of Tranche A Loans that are outstanding on the Conversion Date, then the scheduled repayments of Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment under a Tranche A Loan Borrowing shall be applied to reduce the subsequent scheduled repayments of the Tranche A Loan Borrowings to be made pursuant to this Section ratably across maturities. To the extent not previously paid, all Tranche A Loans shall be due and payable on the Tranche A Loan Maturity Date.

          (c) MANNER OF PAYMENT. Prior to any repayment or prepayment of any Borrowings under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Facility to be paid and shall notify the Administrative Agent of such selection not later than 11:00 a.m., New York City time, two Business Days before the scheduled date of such repayment or five Business days prior to payment in the case of prepayments; PROVIDED that each repayment of Borrowings under any Facility shall be applied to repay any outstanding ABR Borrowings of such Facility before any other Borrowings of such Facility. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Facility and, second, to other Borrowings of such Facility in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).

          (d) MAINTENANCE OF LOAN ACCOUNTS BY BANK LENDERS. Each Bank Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank Lender resulting from each Loan made by such Bank Lender, including the amounts of principal and interest payable and paid to such Bank Lender from time to time hereunder.

          (e) MAINTENANCE OF LOAN ACCOUNTS BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility under which such Loan was made and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Bank Lenders and each Bank Lender's share thereof.

          (f) EFFECT OF ENTRIES. The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Bank Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and the other Financing Documents.

          (g) PROMISSORY NOTES. Any Bank Lender may request that Loans under any Facility made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Bank Lender a promissory note payable to the order of such Bank Lender (or, if requested by such Bank Lender, to such Bank Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 3.03 hereof as Section 12.4 of the Master Agreement) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.08. PREPAYMENT OF LOANS.

          NOTICES, ETC. The Borrower shall notify the Administrative Agent of any prepayment under Section 4.2 or 4.3 of the Master Agreement (i) in the case of prepayment of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Bank Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.01, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and applied ratably across the maturities therein. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

          SECTION 2.09. FEES.

          (a) COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Bank Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitments during the following availability periods: (i) for the Equity Bridge Loan Commitments and the Tranche A Loan Commitments, during the Construction Stage Availability Period; (ii) for the Working Capital Commitments, during the Working Capital Availability Period; and (iii) for the Debt Service Reserve Commitments, during the Debt Service Reserve Availability Period. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitment terminates and matures, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Equity Bridge Loan Commitments or the Working Capital Commitments, the Commitment of a Bank Lender under each such Facility shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Bank Lender under such Facility.

          (b) LETTER OF CREDIT FEES. The Borrower agrees to pay (i) to the Administrative Agent for account of each Bank Lender a letter of credit participation fee with respect to such Bank Lender's participations in Letters of Credit issued under the Debt Service Reserve Facility and the Working Capital Facility, which shall accrue at a rate per annum equal to the Applicable Rate on the average daily amount of such Bank Lender's LC Exposure under each such Facility (excluding any portion thereof attributable to unreimbursed LC Disbursements) PROVIDED, however, that the Borrower will remain liable for participation fees to the Bank Lenders until such Bank Lender ceases to have any LC Exposure under either the Debt Service Reserve Facility or the Working Capital Facility, and (ii) to the respective Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure under each such Facility (excluding any portion thereof attributable to unreimbursed LC Disbursements) until the date on which there ceases to be any LC Exposure with respect to the Debt Service Reserve Commitment or the Working Capital Commitments, as the case may be, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable with respect to each Facility on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the date on which such Facility becomes available; PROVIDED that all such fees shall be payable with respect to a Facility on the date on which the Commitments under such Facility terminate and any such fees accruing after the date on which such Commitments terminate shall be payable on demand. Any other fees payable to either Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) PAYMENT OF FEES. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the respective Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Bank Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.10. INTEREST.

          (a) ABR LOANS. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate PLUS the Applicable Rate.

          (b) LIBOR LOANS. The Loans constituting each LIBOR Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing PLUS the Applicable Rate.

          (c) DEFAULT INTEREST. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% PLUS the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of the Equity Bridge Loans, the Working Capital Loans and the Debt Service Reserve Loans, upon termination of the Equity Bridge Loan Commitment, the Working Capital Commitment and the Debt Service Reserve Commitment, respectively; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of any ABR Equity Bridge Loans, ABR Working Capital Loans or ABR Debt Service Reserve Loans prior to the Equity Bridge Loan Maturity Date, the Working Capital Maturity Date or the Debt Service Reserve Maturity Date, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

          (e) COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

          SECTION 2.11. ALTERNATE RATE OF INTEREST.

If prior to the commencement of any Interest Period for a LIBOR Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

               (b) with respect to a particular Facility, the Administrative Agent is advised by the Required Lenders under such Facility that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period (in circumstances when such rates are being determined under clause (b) of the definition of LIBO Rate) will not adequately and fairly reflect the cost to such Bank Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period under such Facility;

then the Administrative Agent shall give notice thereof to the Borrower and the Bank Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Bank Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Notice of Borrowing requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.12. INCREASED COSTS.

          (a) INCREASED COSTS GENERALLY. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

               (ii) impose on any Bank Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Bank Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Bank Lenders of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Bank Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Bank Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Bank Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Bank Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) CAPITAL REQUIREMENTS. If any Bank Lender or the Issuing Bank determines that any Change in Law regarding capital requirements results in a reduction in the rate of return on such Bank Lender's or the Issuing Bank's capital or on the capital of such Bank Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Bank Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Bank Lender or such Issuing Bank or such Bank Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Bank Lender's or the Issuing Bank's policies and the policies of such Bank Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Bank Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Bank Lender or the Issuing Bank or such Bank Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) CERTIFICATES FROM BANK LENDERS. A certificate of a Bank Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Bank Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The certificate delivered shall state the change which has occurred or the capital requirements or other conditions which have been imposed on the Bank Lender or the Issuing Bank or the request, direction or requirement which has been complied with, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated. The Borrower shall pay such Bank Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) DELAY IN REQUESTS. Failure or delay on the part of any Bank Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Bank Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Bank Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Bank Lender's or such Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.13. BREAK FUNDING PAYMENTS.

In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08 and is revoked in accordance herewith), or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Bank Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, the loss to any Bank Lender attributable to any such event shall be deemed to include an amount determined by such Bank Lender to be equal to the excess, if any, of (i) the amount of interest that would have accrued on such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) at the Adjusted LIBO Rate for such Interest Period, OVER (ii) the amount of interest that such Bank Lender would earn on such principal amount for such period if such Bank Lender were to deposit such principal amount for such period at the interest rate that such Bank Lender (or an affiliate of such Bank Lender) would bid, were it to bid at the commencement of such period, for Dollar deposits from other banks in the eurodollar market. A certificate of any Bank Lender setting forth any amount or amounts that such Bank Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Bank Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.14. TAXES.

          (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Financing Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Bank Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES BY THE BORROWER. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent, each Bank Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Bank Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Bank Lender or the Issuing Bank, shall be conclusive absent demonstrable error. Failure or delay on the part of the Administrative Agent, any Bank Lender or the Issuing Bank to demand indemnification pursuant to this Section 2.14(c) shall not constitute a waiver of the Administrative Agent's, such Bank Lender's or the Issuing Bank's right to demand such indemnification; PROVIDED that the Borrower shall not be required to indemnify the Administrative Agent, any Bank Lender or the Issuing Bank pursuant to this Section, 2.14(c) for any Indemnified Taxes or Other Taxes payable more than six months prior to the date that the Administrative Agent, such Bank Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such Indemnified Tax or Other Tax and of the Administrative Agent's, such Bank Lender's or such Issuing Bank's intention to claim therefore; PROVIDED FURTHER that, if the Change in Law giving rise to such Indemnified Tax of Other Tax is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) FOREIGN LENDERS. Any Foreign Bank Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy of the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.15. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

          (a) PAYMENTS BY THE OBLIGORS. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.12, 2.13 or 2.14, or otherwise) or under any other Financing Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at One Chase Plaza, 8th Floor, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13 and 2.14 hereof and Section 12.3 of the Master Agreement shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Financing Document (except to the extent otherwise provided therein) shall be made in Dollars.

          (b) APPLICATION OF INSUFFICIENT PAYMENTS. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) PRO RATA TREATMENT. Except to the extent otherwise provided herein: (i) each Borrowing under a particular Facility shall be made from the relevant Bank Lenders, each payment of commitment fee under Section 2.09 in respect of Commitments under a particular Facility shall be made for account of the relevant Bank Lenders, and each termination or reduction of the amount of the Commitments under a particular Facility under Section 2.06 shall be applied to the respective Commitments under such Facility of the relevant Bank Lenders, pro rata according to the amounts of their respective Commitments under such Facility; (ii) each Borrowing under any Facility shall be allocated pro rata among the relevant Bank Lenders according to the amounts of their respective Commitments under such Facility or their respective Loans of such Facility (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of the Loans hereunder by the Borrower shall be made for account of the relevant Bank Lenders pro rata in accordance with the respective unpaid principal amounts of each of such Loans held by them; and (iv) each payment of interest on the Loans hereunder by the Borrower shall be made for account of the relevant Bank Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Bank Lenders.

          (d) SHARING OF PAYMENTS BY BANK LENDERS. If any Bank Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Bank Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Bank Lender, then the Bank Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Bank Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Bank Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including payments pursuant to Section 2.12 and 2.13 hereof) or any payment obtained by a Bank Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Bank Lender were a direct creditor of the Borrower in the amount of such participation.

          (e) PRESUMPTIONS OF PAYMENT. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Bank Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Bank Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Bank Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (f) CERTAIN DEDUCTIONS BY THE ADMINISTRATIVE AGENT. If any Bank Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(e) or (f), 2.04(b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Bank Lender to satisfy such Bank Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.16. MITIGATION OBLIGATIONS; REPLACEMENT OF BANK LENDERS.

          (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Bank Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Bank Lender or any Governmental Authority for the account of any Bank Lender pursuant to Section 2.14, then such Bank Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and
(ii) would not subject such Bank Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank Lender in connection with any such designation or assignment.

          (b) REPLACEMENT OF BANK LENDERS. If any Bank Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Bank Lender or any Governmental Authority for the account of any Bank Lender pursuant to Section 2.14, or if any Bank Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Bank Lender and the Administrative Agent, require such Bank Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 3.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank Lender, if a Bank Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if an Debt Service Reserve Commitment or a Working Capital Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed PROVIDED that if the assignee's Index Debt is rated (or whose bank holding company's Index Debt is rated) A or higher by S&P or A2 or higher by Moody's, such consent shall not be required, (ii) such Bank Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Bank Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply; PROVIDED that in the case of a waiver by a Bank Lender, the Borrower has received adequate notice thereof.


                           ARTICLE III. MISCELLANEOUS

          SECTION 3.01. NOTICES

All notices and other communications provided for in this Agreement shall be sent, if practicable, by confirmed telecopy (with hard copy sent on the same day by overnight courier) and, otherwise, by overnight courier service prepaid to a Person at its address specified in Section 12.1 of the Master Agreement or, where applicable, as specified under each signature on the signature page attached hereto and shall be deemed effective when received.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Bank Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 3.02. EXPENSES; INDEMNITY.

          (a) REIMBURSEMENT BY BANK LENDERS. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under Section 12.3 of the Master Agreement, each Bank Lender severally agrees to pay to the Administrative Agent, or the Issuing Bank, as the case may be, such Bank Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

          (b) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

          (c) PAYMENTS. All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 3.03. SUCCESSORS AND ASSIGNS.

          (a) ASSIGNMENTS BY BANK LENDERS. Any Bank Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment to a Bank Lender or an Affiliate of a Bank Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Bank Lender's obligations in respect of its aggregate LC Exposure, the Issuing Bank) must give their prior consent to any assignment prior to the Conversion Date, (which consent shall not be unreasonably withheld), and, any assignment after the Conversion Date must also have the consent of such parties (which consent shall also not be unreasonably withheld) other than the Borrower (who shall in any event be consulted prior to such assignment); (ii) except in the case of an assignment to a Bank Lender or an Affiliate of a Bank Lender or an assignment of the entire remaining amount of the assigning Bank Lender's Commitment(s), the amount of the Commitment(s) of the assigning Bank Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Bank Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause 9.1 of Article IX of the Master Agreement has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank Lender under this Agreement, and the assigning Bank Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank Lender's rights and obligations under this Agreement, such Bank Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13 and 2.14 hereof and Sections 10.3 and 12.3 of the Master Agreement). Any assignment or transfer by a Bank Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Bank Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (b) EFFECTIVENESS OF ASSIGNMENTS. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) PARTICIPATIONS. Any Bank Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Bank Lender's rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitments and the Loans owing to it); PROVIDED that (i) such Bank Lender's obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Bank Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Bank Lenders shall continue to deal solely and directly with such Bank Lender in connection with such Bank Lender's rights and obligations under this Agreement and the other Financing Documents. Any agreement or instrument pursuant to which a Bank Lender sells such a participation shall provide that such Bank Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Documents PROVIDED that such agreement or instrument may provide that such Bank Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.2(b) of the Master Agreement. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 2.14 to the same extent as if it were a Bank Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section.

          (d) LIMITATIONS ON RIGHTS OF PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Bank Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Bank Lender if it were a Bank Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Bank Lender.

          (e) CERTAIN PLEDGES. Any Bank Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Bank Lender from any of its obligations hereunder or substitute any such assignee for such Bank Lender as a party hereto.

          (f) NO ASSIGNMENTS TO THE OBLIGORS OR AFFILIATES. Anything in this Section to the contrary notwithstanding, no Bank Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Bank Lender.

          SECTION 3.04. COUNTERPARTS; INTEGRATION; EFFECTIVENESS.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 3.05. SEVERABILITY.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 3.06. GOVERNING LAW; JURISDICTION; ETC.

          (a) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) SUBMISSION TO JURISDICTION. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Bank Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c) WAIVER OF VENUE. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
3.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 3.07. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 3.08. HEADINGS.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 3.09. SERVICE OF PROCESS.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SECTION 3.06(B) IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID TO THE ADMINISTRATIVE AGENT AND THE BORROWER AT ITS ADDRESS REFERRED TO IN SECTION 3.01.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       LIBERTY ELECTRIC PA, LLC

                                       By Columbia Electric Liberty Corporation,
                                          a Member Manager



                                       By:
                                           ------------------------------------
                                           Name:


                                       Acknowledged by:

                                       LIBERTY ELECTRIC POWER, LLC

                                       By Liberty Electric PA, LLC, its sole
                                          Member

                                       By Columbia Electric Liberty Corporation,
                                          a Member Manager


                                       By:
                                           ------------------------------------
                                           Name:



                                       THE CHASE MANHATTAN BANK,
                                           as Administrative Agent


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       THE BANK LENDERS

                                       THE CHASE MANHATTAN BANK


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                      LANDESBANK HESSEN-THURINGEN GIROZENTRALE

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       BAYERISCHE HYPO-UND VEREINSBANK AG -
                                       NEW YORK BRANCH


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        BAYERISCHE HYPO-UND VEREINSBANK AG -
                                        NEW YORK BRANCH



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       THE BANK OF TOKYO-MITSUBISHI, LTD. NEW
                                       YORK BRANCH


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        CREDIT AGRICOLE INDOSUEZ


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       CREDIT AGRICOLE INDOSUEZ


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       THE DAI-ICHI KANGYO BANK, LTD.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        UNION BANK OF CALIFORNIA, N.A.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        NORDDEUTSCHE LANDESBANK GIROZENTRALE
                                        NEW YORK/CAYMAN ISLAND BRANCH


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        KBC BANK N.V. (NEW YORK BRANCH)


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        KBC BANK N.V. (NEW YORK BRANCH)


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        GOVERNOR AND COMPANY OF THE BANK OF
                                        SCOTLAND


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE I

                                   COMMITMENTS


                                                                                          EQUITY                     WORKING
     TITLE                    LENDER                          ALLOCATION   TRANCHE A      BRIDGE         DSR         CAPITAL
     -----                    ------                          ----------   ---------      ------         ---         --------
Administrative   THE CHASE MANHATTAN BANK                    $20,000,000   $4,859,050     $12,470,326.41 $2,077,151  $593,472
Agent

Senior Managing  THE BANK OF TOKYO-MITSUBISHI, LTD.          $19,000,000   $11,839,763    $4,623,145     $1,973,294  $563,798
Agent             NEW YORK BRANCH


Co-Agent         UNION BANK OF CALIFORNIA, N.A.              $17,000,000   $10,593,472    $4,136,499     $1,765,579  $504,451

Co-Agent         NORDDEUTSCHE LANDESBANK GIROZENTRALE        $16,250,000   $10,126,113    $3,954,006     $1,687,685  $482,196
                 NEW YORK/CAYMAN ISLAND BRANCH

Co-Agent         BAYERISCHE HYPO-UND VEREINSBANK AG          $16,250,000   $10,126,113    $3,954,006     $1,687,685  $482,196

Co-Agent         LANDESBANK HESSEN-THURINGEN GIROZENTRALE    $16,250,000   $10,126,113    $3,954,006     $1,687,685  $482,196

Co-Agent                                                     $16,250,000   $10,126,113    $3,954,006     $1,687,685  $482,196
                 THE DAI-ICHI KANGYO BANK, LTD.

Co-Agent          CREDIT AGRICOLE INDOSUEZ                   $16,250,000   $14,080,119    $0             $1,687,685  $482,196

Co-Agent         GOVERNOR AND COMPANY OF THE BANK OF         $16,250,000   $10,126,113    $3,954,006     $1,687,685  $482,196
                 SCOTLAND

Participant       KBC BANK N.V. (NEW YORK BRANCH)            $15,000,000   $12,997,033    $0             $1,557,864  $445,104

                                   SCHEDULE II

                              Amortization Schedule



                                                                                               PERCENTAGE
 The 12 month period commencing on the       Four quarterly payments of          $2,037,634          7.7624%
 first Principal Payment Date after the
            Conversion Date

                 Year 2                      Four quarterly payments of          $2,161,620          8.2347%

                 Year 3                      Four quarterly payments of          $2,286,539          8.7106%

                 Year 4                      Four quarterly payments of          $2,398,088          9.1356%

                 Year 5                      Four quarterly payments of          $2,519,258          9.5972%

                 Year 6                      Four quarterly payments of          $2,646,924         10.0835%

                 Year 7                      Four quarterly payments of          $2,793,400         10.6415%

                 Year 8                      Four quarterly payments of          $2,963,395         11.2891%

                 Year 9                      Four quarterly payments of          $3,138,848         11.9575%

                Year 10                      Four quarterly payments of          $3,304,294         12.5878%

                 Total                              $105,000,000                                   100.0000%

                                  SCHEDULE III

                          Indicative Drawdown Schedule




                               Tranche A              Equity Bridge
                                 Loans                     Loan


          July 31, 2000       $      25,900,000

        August 15, 2000                -               $   26,575,439

     September 15, 2000                -               $   14,055,437

       October 15, 2000       $      21,400,000        $  (40,751,470)

      November 15, 2000                -               $   15,424,254

      December 15, 2000                -               $   17,967,477

       January 15, 2001       $      20,100,000        $  (33,452,142)

      February 15, 2001                -               $   18,150,907

         March 15, 2001                -               $   17,784,040

         April 15, 2001       $      21,400,000        $  (35,968,057)

           May 15, 2001                -               $   14,525,493

          June 15, 2001                -               $   11,308,964

          July 15, 2001       $      13,300,000        $  (25,922,246)

        August 15, 2001                -               $    7,215,209

     September 15, 2001                -               $    7,459,038

       October 15, 2001       $       2,900,000        $   (1,167,930)

      November 15, 2001                 -              $    6,023,278

      December 15, 2001                 -              $    5,399,312

       January 15, 2002                 -              $    3,751,575

      February 15, 2002                 -              $    4,037,527

         March 15, 2002                 -              $    8,119,432

                  Total $           105,000,000        $   40,535,267

WAIVER NO. 1 TO THE CREDIT AGREEMENT dated as of February 6, 2001 between LIBERTY ELECTRIC PA, LLC, a special purpose limited liability company incorporated under the laws of the State of Delaware (the BORROWER), each of the Bank Lenders signatory to the Credit Agreement referred to below (the BANK LENDERS) and THE CHASE MANHATTAN BANK, as administrative agent (the ADMINISTRATIVE AGENT).

The Borrower, the Bank Lenders and the Administrative Agent are party to a Credit Agreement dated as of July 31, 2000 (as amended, supplemented and otherwise modified and in effect immediately prior to the effectiveness of the amendments contemplated hereby, the CREDIT AGREEMENT).

The Borrower, Liberty Electric Power, LLC, the Lenders (as defined in the Master Agreement referred to herein) and the Administrative Agent are party to a Master Agreement dated as of July 31, 2000 (as amended, supplemented and otherwise modified and in effect immediately prior to the effectiveness of the waiver contemplated hereby, the MASTER AGREEMENT).

The Borrower has requested that the Bank Lenders agree, and the Bank Lenders party hereto are willing, to waive certain notice provisions contained in
Section 2.02 of the Credit Agreement, all on the terms and conditions of this Waiver No. 1.

Accordingly, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS

1. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement and the Master Agreement.


WAIVER

2. With respect to the proposed Borrowing of February 9, 2001 only, the Bank Lenders hereby waive compliance with the provision set forth in Section 2.02 of the Credit Agreement requiring, in the case of a LIBOR Borrowing, the provision of a Notice of Borrowing to the Administrative Agent three Business Days before the proposed Borrowing PROVIDED that such Notice of Borrowing shall be provided to the Administrative Agent not less than 2 Business Days before the proposed Borrowing.

The foregoing waiver shall not be construed as a waiver of (i) any other provision; or (ii) any provision relating to a Notice of Borrowing made after the date hereof. Such waiver shall not extend to or affect any obligation not expressly waived or impair any right consequent thereon.

REPRESENTATIONS AND WARRANTIES

3. The Borrower represents and warrants to the Bank Lenders that:

(a) This Waiver No. 1 has been duly and validly executed and delivered by such Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms.

(b) After giving effect to this Waiver No. 1, (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the representations and warranties made by the Borrower in Article 6 of the Master Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

CONDITIONS TO EFFECTIVENESS

4. The waiver provided for in Section 2 hereof shall become effective, as of the date hereof, upon the execution and delivery of this Waiver No. 1 by the parties hereto.

DOCUMENTS OTHERWISE UNCHANGED

5. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.

EXPENSES

6. Without limiting its obligations under Section 12.3(a) of the Master Agreement or Section 3.02 of the Credit Agreement, the Borrower agrees to pay, on demand, all reasonable out-of-pocket costs and expenses of the Bank Lenders (including the fees and disbursements of counsel to the Bank Lenders incurred in connection with the negotiation, preparation, execution and delivery of this Waiver No. 1).

BINDING EFFECT

7. This Waiver No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

GOVERNING LAW

8. This Waiver No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver No. 1 to be duly executed as of the day and year first above written.


LIBERTY ELECTRIC PA, LLC
By Mid Atlantic Liberty Corporation, a Member Manager


By:
Name:
Title:

Acknowledged By:

LIBERTY ELECTRIC POWER, LLC
By Liberty Electric PA, LLC, its sole Member
By Mid Atlantic Liberty Corporation, a Member Manager


By:
Name:
Title:

THE CHASE MANHATTAN BANK
(As Administrative Agent)


By:
Name:
Title:

THE CHASE MANHATTAN BANK


By:
Name:
Title:


LANDESBANK HESSEN-THURINGEN GIROZENTRALE


By:
Title:


BAYERISCHE HYPO-UND VEREINSBANK AG - NEW YORK BRANCH


By:
Title:

BAYERISCHE HYPO-UND VEREINSBANK AG - NEW YORK BRANCH


By:
Title:


THE BANK OF TOKYO-MITSUBISHI, LTD.
NEW YORK BRANCH


By:
Title:

CREDIT AGRICOLE INDOSUEZ


By:
Title:

CREDIT AGRICOLE INDOSUEZ


By:
Title:

THE DAI-ICHI KANGYO BANK, LTD.


By:
Title:

UNION BANK OF CALIFORNIA, N.A.


By:
Title:

NORDDEUTSCHE LANDESBANK GIROZENTRALE
NEW YORK/CAYMAN ISLAND BRANCH


By:
Title:


By:
Title:

KBC BANK N.V. (NEW YORK BRANCH)


By:
Title:


KBC BANK N.V. (NEW YORK BRANCH)


By:
Title:


GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND


By:
Title: